Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Independent Bank Group, Inc. of our report dated March 29, 2016 on the consolidated financial statements of Carlile Bancshares, Inc, which is included in the Current Report on Form 8-K filed by Independent Bank Group, Inc. on December 16, 2016. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Dallas, Texas

December 16, 2016